Exhibit 15





July 28, 1995


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

Ladies and Gentlemen:

We are aware that Potomac Electric Power Company has incorporated by reference our reports dated May 1, 1995 and July 28, 1995 (issued pursuant to the provisions of Statement on Auditing Standards Number 71) in the Prospectuses constituting parts of its Registration Statement on Form S-3 to be filed on or about July 28, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP